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                                                                    EXHIBIT 23.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Symantec Corporation 1996 Equity Incentive Plan, the Symantec Corporation 2002 Executive Officers' Purchase Plan and the Symantec Corporation Stock Option Agreement of our report dated April 22, 2002, with respect to the consolidated financial statements and schedule of Symantec Corporation included in its Annual Report (Form 10-K) for the year ended March 31, 2002, filed with the Securities and Exchange Commission.

/s/Ernst & Young LLP

San Jose, California
December 19, 2002